Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact

Steve Brett, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3085

BAXTER REPORTS 2018 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Fourth-quarter revenue of $2.8 billion increased 2 percent on a reported basis and 5 percent on an operational basis

•	Fourth-quarter GAAP earnings per share (EPS) of $0.66; adjusted EPS of $0.78 increased 22 percent

•	Full-year revenue of $11.1 billion increased 5 percent on a reported basis and 3 percent on an operational basis

•	Full-year GAAP earnings per share were $2.99; adjusted EPS of $3.05 increased 23 percent

DEERFIELD, Ill., JAN. 31, 2019 — Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the fourth quarter and full year ended Dec. 31, 2018, and provided its financial guidance for 2019.

“Baxter continued building momentum in 2018, delivering solid top-line and strong bottom-line performance for the year,” said José (Joe) E. Almeida, chairman and chief executive officer. “Our focus on increased innovation, combined with our diverse portfolio, global footprint and unwavering financial discipline, helped us maintain our trajectory in a dynamic marketplace.”

Almeida added, “Our ongoing business transformation will continue throughout 2019 as we prepare to launch new products, pursue high-value capital deployment opportunities and deliver on additional operational excellence initiatives. Our goal remains to drive top quartile performance for all stakeholders in line with our Mission to Save and Sustain Lives.”

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  2

Fourth-Quarter Financial Results

Worldwide sales in the fourth quarter totaled approximately $2.8 billion, an increase of 2 percent on a reported basis and 5 percent on both a constant currency basis and operational basis compared to the prior-year period. Operational sales in the fourth quarter adjust for the impact of foreign exchange and generic competition for U.S. cyclophosphamide, as well as the company’s acquisition of two surgical products from Mallinckrodt plc, which closed in March 2018.

Sales in the U.S. totaled $1.2 billion, increasing 4 percent on a reported basis and 2 percent on an operational basis. International sales of $1.7 billion increased 1 percent on a reported basis and 6 percent on both a constant currency and operational basis. Drivers of growth in the quarter included Baxter’s Renal Care, Pharmaceuticals, Advanced Surgery and Acute Therapies businesses. Increased demand for Baxter’s contract manufacturing services also contributed to performance in the quarter.

Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s three geographic segments and six global business units (GBUs).

Baxter reported income from continuing operations of $354 million, or $0.66 per diluted share, on a GAAP (Generally Accepted Accounting Principles) basis for the fourth quarter. These results include special items totaling $67 million after-tax, primarily related to business optimization and intangible amortization. On an adjusted basis, Baxter’s fourth quarter income from continuing operations totaled $421 million, or $0.78 per diluted share. Adjusted earnings per diluted share advanced 22 percent in the quarter, driven by solid operational performance, an ongoing benefit from the company’s business transformation efforts and lower pension expenses.

Full-year Financial Results

Baxter’s 2018 worldwide sales totaled approximately $11.1 billion, an increase of 5 percent on a reported basis, 4 percent on a constant currency basis and 3 percent on an operational basis compared to 2017. Operational sales for 2018 adjust for the impact of foreign exchange, generic competition for U.S. cyclophosphamide, the company’s March 2018 acquisition of two surgical products from Mallinckrodt plc, and the company’s July 2017 acquisition of Claris Injectables.

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  3

Sales in the U.S. totaled $4.7 billion, increasing 5 percent on a reported basis and 3 percent on an operational basis. International sales of $6.4 billion increased 6 percent on a reported basis and 4 percent on both a constant currency and operational basis.

For the year, Baxter’s Pharmaceuticals, Advanced Surgery and Acute Therapies businesses delivered double-digit growth at constant currency rates; and Renal Care achieved mid-single-digit growth on a constant currency basis. This growth helped offset low-single-digit declines in the company’s Medication Delivery and Clinical Nutrition businesses. The accompanying schedules include additional details on sales performance by geographic segment and GBU.

Baxter reported 2018 income from continuing operations of $1.6 billion, or $2.99 per diluted share, on a GAAP basis. These results include special items totaling $36 million after-tax, primarily due to business optimization and intangible amortization, partially offset by a benefit related to the company’s U.S. foreign credit deferred tax assets. On an adjusted basis, Baxter’s 2018 income from continuing operations totaled $1.7 billion, or $3.05 per diluted share, an increase of 23 percent over the prior-year period.

In 2018, Baxter generated $2.1 billion in operating cash flow, driven by improved operational performance and the continuing impact of programs focused on improving the company’s working capital. As a result, the company generated $1.4 billion in free cash flow (operating cash flow less capital expenditures of $681 million) for the year.

“Baxter’s sustained improvement in cash generation gives us the flexibility to evaluate and pursue a growing range of organic and inorganic growth opportunities,” said Jay Saccaro, chief financial officer. “It also augments our ability to return value directly to our shareholders. In 2018, we increased our annual dividend rate by approximately 19 percent, paid out $376 million in dividends and repurchased over $2.4 billion in shares.”

Business Highlights

In 2018 Baxter achieved notable milestones in pursuit of its Mission for patients as well as its emphasis on accelerating profitable growth. Among highlights of the past year, the company:

•

Announced a collaboration with Mayo Clinic to establish a renal care center of excellence that will serve patients across the continuum of care, from chronic kidney disease (CKD) management through transplant, to drive better outcomes. The center will be located at Mayo Clinic’s Jacksonville, Fla., campus

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  4

•

Launched Baxter’s Kaguya automated peritoneal dialysis (APD) system in Japan, incorporating several distinct features reflecting local needs and patient demographics, providing a valuable new in-home treatment option in a market that has historically emphasized in-center hemodialysis

•	Received CE Mark for the PrisMax system, Baxter’s next generation technology for continuous renal replacement and organ support therapies

•

Launched two innovative drug infusion pumps meeting the unique needs of markets around the world: the Spectrum IQ Infusion System with Dose IQ Safety Software in the U.S. and Canada, and the Evo IQ Infusion System in other global markets

•

Expanded our generic injectable pharmaceuticals portfolio with multiple new products, including dexmedetomidine hydrochloride in 0.9 percent sodium chloride using Baxter’s proprietary GALAXY container technology, representing the first and only presentation of this premixed formulation in a flexible, shelf-stable, ready-to-use container

•

Launched eight new products expanding the breadth and impact of Baxter’s Advanced Surgery portfolio, most recently including a new Disposable Curved Applicator for the Floseal Hemostatic Matrix product line providing surgeons with greater control during ENT surgeries

•	Acquired two products from Mallinckrodt plc, RECOTHROM Thrombin topical (Recombinant) and PREVELEAK Surgical Sealant, further broadening Baxter’s Advanced Surgery portfolio of hemostats and sealants

•	Introduced OLIMEL 7.6%, an olive-based, standardized parenteral nutrition solution with the highest protein and lowest glucose formulation available today

•	Announced the appointment of two new members to Baxter’s board of directors who bring leadership and expertise that will support the company’s ongoing transformation:

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o

Patricia (Patty) B. Morrison, former Cardinal Health executive vice president and chief information officer, whose vast information technologies expertise will help advance Baxter’s digital health strategies

o	Amy A. Wendell, former Covidien senior vice president of strategy and business development, whose experience will be an asset as Baxter continues to evaluate potential inorganic growth opportunities

Baxter’s progress continues into 2019, as reflected in additional highlights to open the year. Most recently the company:

•

Began patient treatments in the U.S. clinical trial for Baxter’s on-demand peritoneal dialysis (PD) solution generation system, an innovative technology designed to improve the patient experience and simplify therapy management by making PD solutions in small batches in the patient’s home

•

Reached a milestone 5 million home dialysis treatments managed globally using Baxter’s Sharesource remote patient management (telehealth) platform, which is embedded in the company’s Amia, Kaguya and HomeChoice Claria APD systems

In addition, Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company was recently:

•	Named by Forbes and Just Capital to the 2019 Just 100 list of America’s Best Corporate Citizens

•	Named to Forbes’ list of The Best Employers for Diversity 2019

The company would also like to note that the United States Department of Justice, Washington Criminal Section of the Antitrust Division, has advised Baxter that it has officially closed its grand jury investigation of the saline market, and Baxter is no longer a subject or target of that investigation.

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  6

2019 Financial Outlook

For full-year 2019: Baxter expects sales growth of 0 to 1 percent on a reported basis, 2 to 3 percent on a constant currency basis and 3 to 4 percent on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $3.22 to $3.30 per diluted share.

For first-quarter 2019: The company expects sales to decline approximately 3 percent on a reported basis, to increase approximately 1 percent on a constant currency basis and to grow approximately 1 to 2 percent on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.66 to $0.68 per diluted share.

Full-year and first-quarter operational sales estimates for 2019 have been adjusted for the impact of foreign exchange and generic competition for U.S. cyclophosphamide.

Please see the schedules accompanying this press release for reconciliations of non-GAAP measures to the most closely related GAAP measures.

A webcast of Baxter’s fourth-quarter 2018 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on Jan. 31, 2019. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

About Baxter

Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline, including results of clinical trials and planned product launches, and outlook for the first quarter and full year 2019. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in

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a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster or otherwise); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the New York Attorney General and foreign regulatory agencies; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Claris Injectables and two surgical products from Mallinckrodt plc); the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions (including potential trade wars); fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

Baxter, Amia, Dose IQ, Evo IQ, Floseal, Galaxy, HomeChoice Claria, Kaguya, Olimel, Preveleak, Prismaflex, PrisMax, Recothrom, Sharesource, and Spectrum IQ are registered trademarks of Baxter International Inc.

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BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2018 and 2017

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2018		2017		Change

NET SALES	$ 2,841		$ 2,774		2%

COST OF SALES	1,649		1,610		2%

GROSS MARGIN	1,192		1,164		2%

% of Net Sales	42.0%		42.0%		0.0 pts

MARKETING AND ADMINISTRATIVE EXPENSES	629		692		(9%	)
% of Net Sales	22.1%		24.9%		(2.8 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	175		181		(3%	)
% of Net Sales	6.2%		6.5%		(0.3 pts	)

OTHER OPERATING INCOME	(10)		—		NM

OPERATING INCOME	398		291		37%

% of Net Sales	14.0%		10.5%		3.5 pts

NET INTEREST EXPENSE	11		14		(21%	)

OTHER INCOME, NET	(58)		(16)		NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	445		293		52%

INCOME TAX EXPENSE	91		354		(74%	)

% of Income from Continuing Operations before Income Taxes	20.4%		120.8%		(100.4 pts	)

INCOME (LOSS) FROM CONTINUING OPERATIONS	354		(61)		NM

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(6)		(10)		NM

NET INCOME (LOSS)	$ 348		($71)		NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.67		($0.11)		NM

Diluted	$ 0.66		($0.11)		NM

LOSS FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	($0.01)		($0.02)		NM

Diluted	($0.01)		($0.02)		NM

NET INCOME (LOSS) PER COMMON SHARE
Basic	$ 0.66		($0.13)		NM

Diluted	$ 0.65		($0.13)		NM

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	528		543
Diluted	538		556

ADJUSTED OPERATING INCOME (excluding special items)	$ 496	A	$ 428	A	16%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 519	A	$ 430	A	21%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 421	A	$ 354	A	19%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.78	A	$ 0.64	A	22%

A	Refer to page 9 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2018 and 2017

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2018 and 2017 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2018	2017	Change

Gross Margin	$ 1,192	$ 1,164	2%
Intangible asset amortization expense [1]	42	42
Business optimization items [2]	19	11
Hurricane Maria (benefits) costs [3]	(9)	11
Acquisition and integration expenses [4]	11	4
Product-related items [5]	(3)	—
European medical devices regulation [6]	6	—

Adjusted Gross Margin	$ 1,258	$ 1,232	2%

% of Net Sales	44.3%	44.4%	(0.1 pts	)

Marketing and Administrative Expenses	$ 629	$ 692	(9%	)
Business optimization items [2]	(23)	(42)
Separation-related costs [7]	—	(2)
Acquisition and integration expenses [4]	(9)	(4)
Litigation and contractual disputes [8]	—	(21)

Adjusted Marketing and Administrative Expenses	$ 597	$ 623	(4%	)

% of Net Sales	21.0%	22.5%	(1.5 pts	)

Research and Development Expenses	$ 175	$ 181	(3%	)
Business optimization items [2]	(3)	—
Acquisition and integration expenses [4]	(7)	—

Adjusted Research and Development Expenses	$ 165	$ 181	(9%	)

% of Net Sales	5.8%	6.5%	(0.7 pts	)

Other Operating Income	$ (10)	$ —	NM
Hurricane Maria benefits [3]	10	—

Adjusted Other Operating Income	$ —	$ —	NM

% of Net Sales	0.0%	0.0%	0 pts

Operating Income	$ 398	$ 291	37%
Impact of special items	98	137

Adjusted Operating Income	$ 496	$ 428	16%

% of Net Sales	17.5%	15.4%	2.1 pts

Other Income, Net	$ (58)	$ (16)	NM
Acquisition and integration benefits [4]	24	—

Adjusted Other Income, Net	$ (34)	$ (16)	NM

Pre-Tax Income from Continuing Operations	$ 445	$ 293	52%
Impact of special items	74	137

Adjusted Pre-Tax Income from Continuing Operations	$ 519	$ 430	21%

Income Tax Expense	$ 91	$ 354	(74%	)
Impact of special items [9]	7	(278)

Adjusted Income Tax Expense	$ 98	$ 76	29%

% of Adjusted Pre-Tax Income from Continuing Operations	18.9%	17.7%	1.2 pts

Income (loss) from Continuing Operations	$ 354	$ (61)	NM
Impact of special items	67	415

Adjusted Income from Continuing Operations	$ 421	$ 354	19%

Diluted EPS from Continuing Operations	$ 0.66	$ (0.11)	NM
Impact of special items	0.12	0.75

Adjusted Diluted EPS from Continuing Operations	$ 0.78	$ 0.64	22%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	538	556

[1]

The company’s results in 2018 and 2017 included intangible asset amortization expense of $42 million ($33 million, or $0.06 per diluted share, on an after-tax basis) and $42 million ($27 million, or $0.05 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2018 included charges of $45 million ($35 million, or $0.07 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a charge of $21 million related to restructuring activities, $20 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, and $4 million of accelerated depreciation associated with facilities to be closed. The $21 million of restructuring charges included $14 million of employee termination costs, $4 million of contract termination and other costs and $3 million of asset impairment costs.

The company’s results in 2017 included charges of $53 million ($35 million, or $0.06 per diluted share, on an after-tax basis) related to business optimization initiatives. This included charges of $20 million related to restructuring activities, $31 million of costs to implement business optimization programs which primarily included external consulting and project employee costs and $2 million of accelerated depreciation associated with facilities to be closed. The $20 million of restructuring charges were comprised of $19 million of employee termination costs and $1 million of asset impairment charges primarily related to facility closures.

[3]

The company’s results in 2018 included a benefit of $19 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.

The company’s results in 2017 included charges of $11 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to the impact of Hurricane Maria on the company’s operations in Puerto Rico. The costs primarily included idle facility costs.

[4]

The company’s results in 2018 included acquisition and integration costs related to the company’s acquisitions of Claris Injectables Limited and the RECOTHROM and PREVELEAK products of $20 million ($16 million, or $0.03 per diluted share, on an after-tax basis), upfront payments related to R&D collaborations and license agreements of $7 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and a gain of $24 million ($24 million, or $0.04 per diluted share, on an after-tax basis) from remeasuring its previously held investment to fair value upon acquisition of a controlling interest in its joint venture in Saudi Arabia.

The company’s results in 2017 included acquisition and integration costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to the company’s acquisition of Claris Injectables Limited.

[5]

The company’s results in 2018 included a net benefit of $3 million ($2 million, or $0.00 per diluted share, on an after-tax basis) related to an adjustment to its accrual for SIGMA SPECTRUM infusion pump inspection and remediation activities.

[6]

The company’s results in 2018 included costs of $6 million ($4 million, or $0.00 per diluted share, on an after-tax basis) specific to updating its quality systems and product labeling to comply with the new medical device reporting regulations and other requirements of the European Union’s regulations for medical devices that will become effective in 2020.

[7]	The company’s results in 2017 included costs incurred related to the Baxalta separation totaling $2 million ($1 million, or $0.00 per diluted share, on an after-tax basis).

[8]

The company’s results in 2017 included charges of $21 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to litigation and contractual disputes for businesses or arrangements in which the company is no longer engaged or a party thereto.

[9]

Reflected in this item for 2018 is the tax impact of the special items identified in this table as well as net tax expense of $12 million, or $0.02 per diluted share, primarily related to an update to the estimated impact of U.S. federal tax reform previously made by the company. The tax effect of each adjustment is based on the jurisdiction in which the adjustment is incurred and the tax laws in effect for each such jurisdiction.

Reflected in this item for 2017 is the tax impact of the special items identified in this table as well as a net tax expense of $322 million, or $0.58 per diluted share, related to the estimated impact of U.S. tax reform on the company’s tax-related assets and liabilities. The tax effect of each adjustment is based on the jurisdiction in which the adjustment is incurred and the tax laws in effect for each such jurisdiction.

For more information on the company’s use of non-GAAP financial measures in this presentation, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this presentation.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2018 and 2017

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2018		2017		Change

NET SALES	$ 11,127		$ 10,561		5%

COST OF SALES	6,346		6,091		4%

GROSS MARGIN	4,781		4,470		7%

% of Net Sales	43.0%		42.3%		0.7 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,617		2,566		2%
% of Net Sales	23.5%		24.3%		(0.8 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	655		613		7%
% of Net Sales	5.9%		5.8%		0.1 pts

OTHER OPERATING INCOME	(90)		—		NM

OPERATING INCOME	1,599		1,291		24%

% of Net Sales	14.4%		12.2%		2.2 pts

NET INTEREST EXPENSE	45		55		(18%	)

OTHER (INCOME) EXPENSE, NET	(139)		19		NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,693		1,217		39%

INCOME TAX EXPENSE	63		493		(87%	)

% of Income from Continuing Operations before Income Taxes	3.7%		40.5%		(36.8 pts	)

INCOME FROM CONTINUING OPERATIONS	1,630		724		125%

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(6)		(7)		(14%	)

NET INCOME	$ 1,624		$ 717		126%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 3.05		$ 1.33		129%

Diluted	$ 2.99		$ 1.30		130%

LOSS FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	($0.01)		($0.01)		NM

Diluted	($0.02)		($0.01)		NM

NET INCOME PER COMMON SHARE
Basic	$ 3.04		$ 1.32		130%

Diluted	$ 2.97		$ 1.29		130%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	534		543
Diluted	546		555

ADJUSTED OPERATING INCOME (excluding special items)	$ 1,936	A	$ 1,719	A	13%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 2,006	A	$ 1,678	A	20%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,666	A	$ 1,376	A	21%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 3.05	A	$ 2.48	A	23%

A	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2018 and 2017

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2018 and 2017 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2018	2017	Change

Gross Margin	$ 4,781	$ 4,470	7%
Intangible asset amortization expense [1]	169	154
Business optimization items [2]	49	53
Acquisition and integration expenses [3]	27	8
Litigation and contractual disputes[4]	8	—
Product-related items [5]	(6)	17
Separation-related costs [6]	—	1
Hurricane Maria (benefits) costs [7]	(32)	32
European medical devices regulation [8]	6	—

Adjusted Gross Margin	$ 5,002	$ 4,735	6%

% of Net Sales	45.0%	44.8%	0.2 pts

Marketing and Administrative Expenses	$2,617	$2,566	2%
Business optimization items [2]	(145)	(116)
Separation-related costs [6]	—	(18)
Acquisition and integration expenses [3]	(23)	(20)
Historical rebate and discount adjustments [9]	—	12
Litigation and contractual disputes [4]	(2)	(21)

Adjusted Marketing and Administrative Expenses	$ 2,447	$ 2,403	2%

% of Net Sales	22.0%	22.8%	(0.8 pts	)

Research and Development Expenses	$ 655	$ 613	7%
Business optimization items [2]	(26)	—
Acquisition and integration expenses [3]	(7)	—
European medical devices regulation [8]	(3)	—

Adjusted Research and Development Expenses	$ 619	$ 613	1%

% of Net Sales	5.6%	5.8%	(0.2 pts	)

Other Operating Income	$ (90)	$ —	NM
Claris settlement [10]	80	—
Hurricane Maria benefits [7]	10	—

Adjusted Other Operating Income	$ —	$ —	NM

% of Net Sales	0.0%	0.0%	0.0 pts

Operating Income	$ 1,599	$ 1,291	24%
Impact of special items	337	428

Adjusted Operating Income	$ 1,936	$ 1,719	13%

% of Net Sales	17.4%	16.3%	1.1 pts

Other (Income) Expense, Net	$ (139)	$ 19	NM
Venezuelan deconsolidation ¹¹	—	(33)
Acquisition and integration benefits [3]	24	—

Adjusted Other Income, Net	$ (115)	$ (14)	NM

Pre-Tax Income from Continuing Operations	$ 1,693	$ 1,217	39%
Impact of special items	313	461

Adjusted Pre-Tax Income from Continuing Operations	$2,006	$ 1,678	20%

Income Tax Expense	$ 63	$ 493	(87%	)
Impact of special items [12]	277	(191)

Adjusted Income Tax Expense	$ 340	$ 302	13%

% of Adjusted Pre-Tax Income from Continuing Operations	16.9%	18.0%	(1.1 pts	)

Income from Continuing Operations	$ 1,630	$ 724	125%
Impact of special items	36	652

Adjusted Income from Continuing Operations	$1,666	$1,376	21%

Diluted EPS from Continuing Operations	$ 2.99	$ 1.30	130%
Impact of special items	0.06	1.18

Adjusted Diluted EPS from Continuing Operations	$ 3.05	$ 2.48	23%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	546	555

[1]

The company’s results in 2018 and 2017 included intangible asset amortization expense of $169 million ($133 million, or $0.25 per diluted share, on an after-tax basis) and $154 million ($108 million, or $0.19 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2018 included a charge of $220 million ($174 million, or $0.32 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a charge of $117 million related to restructuring activities, $94 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, and $9 million of accelerated depreciation associated with facilities to be closed. The $117 million of restructuring charges included $100 million of employee termination costs, $10 million of contract termination and other costs and $7 million of asset impairment charges primarily related to facility closures.

The company’s results in 2017 included a charge of $169 million ($119 million, or $0.21 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a charge of $70 million related to restructuring activities, $89 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, and $10 million of accelerated depreciation associated with facilities to be closed. The $70 million of restructuring charges included $59 million of employee termination costs, $5 million of contract termination costs, and $6 million of asset impairment charges primarily related to facility closures.

[3]

The company’s results in 2018 included acquisition and integration costs related to the company’s acquisitions of Claris Injectables Limited and the RECOTHROM and PREVELEAK products of $50 million ($40 million, or $0.07 per diluted share, on an after-tax basis), upfront payments related to R&D collaborations and license agreements of $7 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and a gain of $24 million ($24 million, or $0.04 per diluted share, on an after-tax basis) from remeasuring its previously held investment to fair value upon acquisition of a controlling interest in its joint venture in Saudi Arabia.

The company’s results in 2017 included acquisition and integration costs of $28 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to the company’s acquisition of Claris Injectables Limited.

[4]	The company’s results in 2018 included a charge of $10 million ($9 million, or $0.01 per diluted share, on an after-tax basis) related to certain product litigation.

The company’s results in 2017 included charges of $21 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to litigation and contractual disputes for businesses or arrangements in which the company is no longer engaged or a party thereto.

[5]

The company’s results in 2018 included a net benefit of $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to an adjustment to its accrual for SIGMA SPECTRUM infusion pump inspection and remediation activities.

The company’s results in 2017 included a net charge of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to SIGMA SPECTRUM infusion pump inspection and remediation activities, partially offset by a benefit related to an adjustment to historical product reserves.

[6]	The company’s results in 2017 included costs incurred related to the Baxalta separation totaling $19 million ($13 million, or $0.02 per diluted share, on an after-tax basis).

[7]

The company’s results in 2018 included a benefit of $42 million ($31 million, or $0.06 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.

The company’s results in 2017 included charges of $32 million ($31 million, or $0.06 per diluted share, on an after-tax basis) related to the impact of Hurricane Maria on the company’s operations in Puerto Rico. The costs primarily included inventory and fixed asset impairments as well as idle facility costs.

[8]

The company’s results in 2018 included costs of $9 million ($7 million, or $0.01 per diluted share, on an after-tax basis) specific to updating its quality systems and product labeling to comply with the new medical device reporting regulations and other requirements of the European Union’s regulations for medical devices that will become effective in 2020.

[9]

The company’s results in 2017 included a benefit of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to an adjustment to the company’s historical rebates and discount reserve.

[10]

The company’s results in 2018 included a benefit of $80 million ($78 million, or $0.14 per diluted share, on an after-tax basis) for the settlement of certain claims related to the acquired operations of Claris Injectables Limited.

[11]	The company’s results in 2017 included a charge of $33 million ($24 million, or $0.04 per diluted share, on an after-tax basis) related to the deconsolidation of its Venezuelan operations.

[12]

Reflected in this item in 2018 is the tax impact of the special items identified in this table as well as a net tax benefit of $196 million, or $0.36 per diluted share, primarily related to an update to the estimated impact of U.S. federal tax reform previously made by the company. The tax effect of each adjustment is based on the jurisdiction in which the adjustment is incurred and the tax laws in effect for each such jurisdiction.

Reflected in this item in 2017 is the tax impact of the special items identified in this table as well as a net tax expense of $322 million, or $0.58 per diluted share, related to the estimated impact of tax reform on the company’s tax related assets and liabilities. The tax effect of each adjustment is based on the jurisdiction in which the adjustment is incurred and the tax laws in effect for each such jurisdiction.

For more information on the company’s use of non-GAAP financial measures in this presentation, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this presentation.

NM - Not Meaningful

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Sales by Operating Segment

Periods Ending December 31, 2018 and 2017

(unaudited)

($ in millions)

	Q4 2018	Q4 2017	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2018	YTD 2017	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,495	$1,456	3%	4%	$ 5,959	$ 5,720	4%	5%
EMEA	772	753	3%	6%	2,961	2,732	8%	4%
APAC	574	565	2%	6%	2,207	2,109	5%	4%
Total Baxter	$2,841	$2,774	2%	5%	$11,127	$10,561	5%	4%

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Sales by GBU

Periods Ending December 31, 2018 and 2017

(unaudited)

($ in millions)

	Q4 2018	Q4 2017	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2018	YTD 2017	% Growth @ Actual Rates		% Growth @ Constant Rates
Renal Care [1]	$ 953	$ 941	1%		5%		$ 3,662	$ 3,480	5%		4%
Medication Delivery [2]	660	672	(2%	)	(0%	)	2,669	2,698	(1%	)	(2%	)
Pharmaceuticals ³	540	508	6%		9%		2,092	1,883	11%		10%
Clinical Nutrition [4]	215	231	(7%	)	(5%	)	877	882	(1%	)	(3%	)
Advanced Surgery [5]	214	186	15%		17%		800	707	13%		12%
Acute Therapies [6]	137	126	9%		12%		517	456	13%		11%
Other [7]	122	110	11%		14%		510	455	12%		10%
Total Baxter	$2,841	$2,774	2%		5%		$11,127	$10,561	5%		4%

[1]	Includes sales of the company’s peritoneal dialysis (PD) and hemodialysis (HD) and additional dialysis therapies and services.

[2]	Includes sales of the company’s IV therapies, infusion pumps, administration sets and drug reconstitution devices.

[3]	Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.

[4]	Includes sales of the company’s parenteral nutrition (PN) therapies.

[5]	Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[6]	Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the ICU.

[7]	Includes sales primarily from the company’s pharmaceutical partnering business.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

GBU Sales by U.S. and International

Periods Ending December 31, 2018 and 2017

(unaudited)

($ in millions)

	Q4 2018			Q4 2017					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total
Renal Care	$ 207	$ 746	$ 953	$ 193	$ 748	$ 941	7%		(0%	)	1%
Medication Delivery	410	250	660	408	264	672	0%		(5%	)	(2%	)
Pharmaceuticals	251	289	540	240	268	508	5%		8%		6%
Clinical Nutrition	78	137	215	84	147	231	(7%	)	(7%	)	(7%	)
Advanced Surgery	127	87	214	106	80	186	20%		9%		15%
Acute Therapies	45	92	137	39	87	126	15%		6%		9%
Other	54	68	122	58	52	110	(7%	)	31%		11%
Total Baxter	$1,172	$1,669	$2,841	$1,128	$1,646	$2,774	4%		1%		2%

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

GBU Sales by U.S. and International

Periods Ending December 31, 2018 and 2017

(unaudited)

($ in millions)

	YTD 2018			YTD 2017			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total
Renal Care	$ 816	$2,846	$ 3,662	$ 754	$2,726	$ 3,480	8%		4%		5%
Medication Delivery	1,690	979	2,669	1,698	1,000	2,698	(0%	)	(2%	)	(1%	)
Pharmaceuticals	996	1,096	2,092	892	991	1,883	12%		11%		11%
Clinical Nutrition	321	556	877	359	523	882	(11%	)	6%		(1%	)
Advanced Surgery	466	334	800	403	304	707	16%		10%		13%
Acute Therapies	174	343	517	147	309	456	18%		11%		13%
Other	260	250	510	257	198	455	1%		26%		12%
Total Baxter	$ 4,723	$ 6,404	$11,127	$4,510	$6,051	$10,561	5%		6%		5%

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Free Cash Flow Reconciliation

(unaudited)

($ in millions)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operations - continuing operations	$2,096	$1,853
Capital expenditures	(681)	(634)
Free cash flow - continuing operations	$1,415	$1,219

BAXTER — PAGE  17

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Three Months Ended December 31, 2017 to The Three Months Ended December 31, 2018

(unaudited)

	Q4 2018 QTD*
	Net sales		US				Operational
	As Reported		Cyclophosphamide	Acquisitions		FX	Sales
Renal Care	1%		0%	0%		4%	5%
Medication Delivery	(2%	)	0%	0%		2%	(0%	)
Pharmaceuticals	6%		2%	0%		3%	11%
Clinical Nutrition	(7%	)	0%	0%		2%	(5%	)
Advanced Surgery	15%		0%	(11%	)	2%	5%
Acute Therapies	9%		0%	0%		3%	12%
Other	11%		0%	0%		3%	14%

Total Baxter	2%		0%	(1%	)	3%	5%

U.S.	4%		1%	(2%	)	0%	2%
International	1%		0%	0%		5%	6%

*	Totals may not foot due to rounding

BAXTER — PAGE  18

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Twelve Months Ended December 31, 2017 to The Twelve Months Ended December 31, 2018

(unaudited)

	Q4 2018 YTD*
	Net sales As Reported		US Cyclophosphamide	Acquisitions		FX		Operational Sales
Renal Care	5%		0%	0%		(1%	)	4%
Medication Delivery	(1%	)	0%	0%		(1%	)	(2%	)
Pharmaceuticals	11%		2%	(4%	)	(1%	)	8%
Clinical Nutrition	(1%	)	0%	0%		(2%	)	(3%	)
Advanced Surgery	13%		0%	(7%	)	(1%	)	5%
Acute Therapies	13%		0%	0%		(2%	)	11%
Other	12%		0%	0%		(2%	)	10%

Total Baxter	5%		0%	(1%	)	(1%	)	3%

U.S.	5%		1%	(2%	)	0%		3%
International	6%		0%	0%		(2%	)	4%

*	Totals may not foot due to rounding

BAXTER — PAGE  19

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measures

Projected 2019 Adjusted Earnings Per Share and Projected GAAP Earnings Per Share, and

Projected 2019 Adjusted Sales Growth and Projected GAAP Sales Growth

(unaudited)

2019 Earnings Per Share Guidance	Q1 2019	FY 2019
Earnings per Diluted Share - Adjusted	$0.66 - $0.68	$3.22 - $3.30
Estimated intangible asset amortization	$0.07	$0.26
Estimated business optimization charges	$0.03 - $0.04	$0.12 - $0.15
Estimated Acquisition and integration expenses	$0.01	$0.04
Estimated European medical devices regulation	$0.02	$0.08
Earnings per Diluted Share - GAAP	$0.52 - $0.55	$2.69 - $2.80

2019 Sales Growth Guidance	Q1 2019	FY 2019
Sales Growth - Operational	1% - 2%	3% - 4%
U.S. cyclophosphamide	(1%)	(1%) - 0%
Foreign exchange	(3%) - (4%)	(2%) - (3%)
Sales Growth - GAAP	(3%)	0% - 1%